May 26, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Index Oil & Gas Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's amended Current Report filing on Form 8-K/A dated May 25, 2006, to amend the Company’s Current Report filed on Form 8-K dated May 12, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Esther Yap & Co.

Esther Yap & Co.